Exhibit 1.1

Common Units Representing Limited Partner Interests

BreitBurn Energy Partners L.P.

EQUITY DISTRIBUTION AGREEMENT

March 19, 2014

BMO Capital Markets Corp.

Mitsubishi UFJ Securities (USA), Inc.

Barclays Capital Inc.

Citigroup Global Markets Inc.

Raymond James & Associates, Inc.

c/o BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Ladies and Gentlemen:

BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate gross offering price of up to $200,000,000 (the “Units”), from time to time through or to BMO Capital Markets Corp., Mitsubishi UFJ Securities (USA), Inc., Barclays Capital Inc., Citigroup Global Markets Inc. and Raymond James & Associates, Inc. (each, a “Manager” and collectively, the “Managers”). This is to confirm the agreement (the “Agreement”) among the Partnership and BreitBurn GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner,” and, together with the Partnership, the “BreitBurn Parties”), on the one hand, and the Managers, on the other hand, concerning the purchase of the Units from the Partnership by the Managers.

Each of the Partnership and its subsidiaries (as defined in Section 13 hereof) (collectively, the “BreitBurn Entities”) is listed on Schedule III hereof. The entities listed on Schedule IV hereof are referred to herein as the “Material BreitBurn Entities.”

1.	Representations, Warranties and Agreements of the BreitBurn Parties. The BreitBurn Parties, jointly and severally, represent, warrant and agree that:

(a)                Registration; Definitions; No Stop Order. A registration statement on Form S-3 relating to the Units (File No. 333-193206) has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and

Exchange Commission (the “Commission”) thereunder; (ii)  been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been made available by the Partnership to you as the Managers. As used in this Agreement:

(i)                 “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Units;

(ii)               “Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act, in accordance with the Rules and Regulations;

(iii)             “Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto;

(iv)             “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units and required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433 of the Rules and Regulations;

(v)               “Prospectus Supplement” means the most recent prospectus supplement relating to the Units to be filed by the Partnership with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act);

(vi)             “Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the last sentence of Section 3(y);

(vii)           “Registration Statement” means, the registration statement on Form S-3 relating to the Units (File No. 333-193206), as amended at the time of the registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Managers, including (i) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the effective time; and

(viii)         “Time of Sale” means, (i) with respect to an Agency Transaction, the time of any Manager’s initial entry into contracts with investors for the sale of such Units and (ii) with respect to a Principal Transaction, the time of sale of such Units.

Any reference to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Registration Statement or the Prospectus, as the

2

case may be. Any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Prospectus, and incorporated by reference in the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Registration Statement or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the BreitBurn Parties, threatened by the Commission.

(b)               Form of Documents. The Registration Statement conformed in all material respects at the respective times the Registration Statement and any post-effective amendment thereto became effective and will conform in all material respects at each deemed effective date with respect to any Manager pursuant to Rule 430B(f)(2) under the Securities Act, as of the Execution Time, each Time of Sale, at each Settlement Date and at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with sales of the Units (the “Prospectus Delivery Period”). As of the Execution Time, each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, the Prospectus, as amended or supplemented, conformed and will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(c)                Registration Statement. The Registration Statement did not, as of the latest Effective Date, at each deemed effective date with respect to any Manager pursuant to Rule 430B(f)(2) under the Securities Act, as of the Execution Time, each Time of Sale, at each Settlement Date and at all times during the Prospectus Delivery Period, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein, which information is specified in Section 6(e).

(d)               Prospectus. The Prospectus will not, as of the Execution Time, each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information

3

furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein, which information is specified in Section 6(e).

(e)                Ineligible Issuer. For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Rules and Regulations.

(f)                Regulation M. The Common Units shall be “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(g)               Formation and Qualification of the Partnership and its Subsidiaries. Each of the Material BreitBurn Entities (i) has been duly formed and is validly existing and is in good standing as a limited partnership, limited liability company or corporation, as applicable, under the laws of its jurisdiction of organization, (ii) has full power and authority necessary to own or lease its properties and to conduct the business in which it is engaged in all material respects as described in the Registration Statement and the Prospectus and (iii) is duly qualified or registered to do business and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification or registration, except where the failure to so qualify or register could not (i) in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties or business of the BreitBurn Entities, taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability.

(h)               General Partners. Each of the General Partner and BreitBurn Operating GP, LLC, a Delaware limited liability company (the “OLP GP”) and the general partner of BreitBurn Operating L.P. (the “Operating LP”), has full limited liability company power and authority to act as general partner of the Partnership and the Operating LP, respectively, in all material respects as described in the Registration Statement and the Prospectus.

(i)                 Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a non-economic interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”), other than those created by or arising under the Second Amended and Restated Credit Agreement, dated May 7, 2010, by and among the Operating LP, as borrower, the Partnership, as parent guarantor, the subsidiary guarantors, each of the financial institutions from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent (as amended, the “Credit Facility”), and except for restrictions on transferability contained in the Partnership Agreement.

(j)                 Ownership of Limited Partner Interests in the Partnership. As of the date of this Agreement, the issued and outstanding limited partner interests of the Partnership consist of

4

119,201,681 Common Units, and all of such Common Units have been duly authorized and validly issued pursuant to the Partnership Agreement and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except to the extent such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (“Delaware LP Act”)).

(k)               Ownership of BMC. The Partnership owns a 100% membership interest in BreitBurn Management Company, LLC, a Delaware limited liability company (“BMC”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of BMC (the “BMC LLC Agreement”) and is fully paid (to the extent required by the BMC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”); and the Partnership owns such membership interest free and clear of all Liens, other than those created by or arising under the Credit Facility.

(l)                 Ownership of the General Partner. The Partnership owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “GP LLC Agreement”) and is fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens, other than those created by or arising under the Delaware LLC Act, the GP LLC Agreement or the Credit Facility.

(m)             Ownership of Membership Interest in the OLP GP. The Partnership owns a 100% membership interest in the OLP GP; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the OLP GP (the “OLP GP Agreement”) and is fully paid (to the extent required by the OLP GP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens, other than those created by or arising under the Delaware LLC Act, the OLP GP Agreement or the Credit Facility.

(n)               Ownership of General Partner Interest in the Operating LP. The OLP GP is the sole general partner of the Operating LP and owns a 0.001% general partner interest in the Operating LP; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Operating LP (the “OLP Agreement”); and the OLP GP owns such general partner interest free and clear of all Liens, other than those created by or arising under the Delaware LP Act, the OLP Agreement or the Credit Facility.

(o)               Ownership of Limited Partner Interest in the Operating LP. The Partnership owns a 99.999% limited partner interest in the Operating LP; such limited partner interest has been duly authorized and validly issued in accordance with the OLP Agreement and is fully paid (to the extent required by the OLP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the

5

Partnership owns such interest free and clear of all Liens, other than those created by or arising under the Delaware LP Act, the OLP Agreement and Credit Facility.

(p)               Ownership of Subsidiaries. The Operating LP owns, directly or indirectly, 100% of the ownership interests in each of Alamitos Company, BreitBurn Florida LLC, BreitBurn Fulton LLC, GTG Pipeline LLC, Mercury Michigan Company, LLC, Phoenix Production Company, Terra Energy Company LLC, Terra Pipeline Company LLC, Beaver Creek Pipeline, L.L.C. and BreitBurn Collingwood Utica LLC (collectively, the “Operating Subsidiaries”); such ownership interests have been duly authorized and validly issued in accordance with the applicable limited liability company agreement or certificate of incorporation of such subsidiary (the “Operating Subsidiary Organizational Documents”) and are fully paid (to the extent required under the applicable bylaws or limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, and the other applicable laws of the jurisdiction of organization, formation or incorporation of the Operating Subsidiaries); and the Operating LP owns such stock or membership interests free and clear of all Liens other than those created by or arising under the Credit Facility and restrictions on transferability contained in the Operating Subsidiary Organizational Documents.

(q)               No Other Subsidiaries. Other than its ownership of its general partner interest in the Partnership, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of the other BreitBurn Entities, the Partnership does not directly or indirectly own any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Phoenix Production Company, Alamitos Company, GTG Pipeline LLC, Seal Beach Gas Processing Venture, Wilderness-Chester Gas Processing Limited Partnership, Wilderness-Chester LLC, Wilderness Energy, L.C., Wilderness Energy Services Limited Partnership, Saginaw Bay Lateral Michigan Limited Partnership, Terra Westside Processing Company, BreitBurn Transpetco GP LLC, BreitBurn Transpetco LP LLC, Transpetco Pipeline Company, L.P. and BreitBurn Oklahoma LLC, would not, individually or in the aggregate, be deemed to be a “significant subsidiary” of the Partnership (as such term is defined in Section 1-02(w) of Regulation S-X of the Securities Act).

(r)                 Valid Issuance of the Units. The Units, and the limited partner interests represented thereby, will be duly and validly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(s)                No Preemptive Rights or Options. Except as described in the Registration Statement and the Prospectus or provided for in the Partnership Agreement, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership or (ii) outstanding options or warrants to purchase any securities of the Partnership. Except for such rights that have been waived or as described in the Registration Statement, neither the filing of the Registration

6

Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.

(t)                 Authority and Authorization. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms of the Partnership Agreement and this Agreement. Each of the BreitBurn Parties has all requisite partnership or limited liability company power and authority to execute and deliver this Agreement and perform its obligations hereunder. At each Settlement Date, all partnership and limited liability company action, as the case may be, required to be taken by any of the BreitBurn Parties or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(u)               Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the BreitBurn Parties.

(v)               Enforceability of the Organizational Agreements. The Partnership Agreement, the OLP Agreement, the GP LLC Agreement and the OLP GP Agreement have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided that, with respect to each agreement described in this Section 1(v), the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(w)             No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the BreitBurn Parties, (iii) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement and the Prospectus, or (iv) the consummation of a transaction contemplated by this Agreement (A) conflicts or will conflict with or constitutes or will constitute a violation of the limited liability company agreements and partnership agreements of the Material BreitBurn Entities, as applicable (collectively referred to herein as the “Organizational Agreements”) and the certificates of limited partnership or formation or certificates of incorporation, bylaws and other organizational documents of the Material BreitBurn Entities (together with the Organizational Agreements, the “Organizational Documents”), (B) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Material BreitBurn Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Material BreitBurn Entities or any of their properties in a proceeding to which any of them or their property is a party, or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Material BreitBurn Entities, which breach, violation, default or lien, in the case of clauses (B), (C) or (D), could, individually

7

or in the aggregate, reasonably be expected to have a Material Adverse Effect or could reasonably be expected to materially impair the ability of either of the BreitBurn Parties to perform their obligations under this Agreement; provided, however, that no representation or warranty is made pursuant to clause (C) as to any applicable securities law.

(x)               No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Material BreitBurn Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement, the consummation of any other transactions contemplated by this Agreement or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement and the Prospectus except for such permits, consents, approvals, filings and similar authorizations required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws.

(y)               No Default. No Material BreitBurn Entity (i) is in violation of its Organizational Documents, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its properties or assets except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation, failure or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)                Description of Units. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(aa)            Other Sales. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(bb)           No Material Adverse Change. Other than as set forth in the Registration Statement and the Prospectus, none of the BreitBurn Entities has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement or to be included or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capitalization or long-term debt of any of the BreitBurn Entities or any material adverse change in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management or business of the BreitBurn Entities taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

8

(cc)            No Liabilities, Material Contracts or Distributions. Other than as set forth in the Registration Statement and the Prospectus, since the date as of which such information is included or incorporated by reference in the Registration Statement or will be included or incorporated by reference into the Prospectus, none of the BreitBurn Entities has (i) incurred any liability or obligation, direct or contingent, other than liabilities or obligations that were incurred in the ordinary course of business, (ii) entered into any transactions not in the ordinary course of business that, individually or in the aggregate, is material to the BreitBurn Entities, taken as a whole or (iii) declared, paid or made any dividend or distribution on any class of security other than regular quarterly pro rata distributions to holders of Common Units.

(dd)          Financial Statements. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The selected financial data included or incorporated by reference into the Registration Statement and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited historical consolidated financial statements from which it has been derived. The summary historical financial data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements, as applicable, from which it has been derived. The pro forma financial information (including the related notes thereto) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement and the Prospectus.

(ee)            Independent Registered Public Accounting Firms. PricewaterhouseCoopers LLP, who has certified certain consolidated financial statements of the Partnership included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to such entities as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board. Johnson Miller & Co., CPA’s PC, who has audited (i) the statements of revenues and direct operating expenses for the year ended December 31, 2012 relating to the assets acquired pursuant to the December 12, 2013 Contribution Agreement between the Operating LP and CrownRock, L.P. and (ii) the statements of revenues and direct operating expenses for the year ended December 31, 2012 relating to the assets acquired pursuant to the December 11, 2013 Contribution Agreement between the Operating LP and Lynden USA Inc., is an independent registered public accounting firm with respect to the Operating LP and, to the best knowledge of the Partnership, CrownRock, L.P. and Lynden USA Inc., as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board. To the best knowledge of the Partnership, Deloitte & Touche LLP, which has reviewed the unaudited interim statements of

9

revenues and direct operating expenses of certain oil and gas producing properties and the related gathering and processing assets of Whiting Oil and Gas Corporation, is an independent registered public accounting firm with respect to such entity as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board. PricewaterhouseCoopers LLP, Johnson Miller & Co., CPA’s PC and Deloitte & Touche LLP are referred to herein as the “Accountants”.

(ff)             Statistical Data. The statistical and market-related data included or incorporated by reference in the Registration Statement or to be included or incorporated by reference in the Prospectus are based on or derived from sources that the BreitBurn Parties believe to be reliable and accurate in all material respects.

(gg)           Reserve Engineers. Netherland, Sewell & Associates, Inc., Schlumberger Technology Corporation and Cawley, Gillespie & Associates, Inc. (collectively, the “Reserve Engineers”), whose reserve reports (the “Reserve Reports”) are referenced or appear, as the case may be, in the Registration Statement or are to be referenced or appear, as the case may be, in the Prospectus were, as of December 31, 2013, and are, as of the date hereof, independent engineers with respect to the BreitBurn Entities; and the historical information underlying the estimates of the reserves of the BreitBurn Entities supplied to the Reserve Engineers for purposes of preparing the Reserve Reports, including, without limitation, production volumes, sale prices for production, contractual pricing provisions under oil or gas sales or marketing contracts, costs of operations and development and working interest and net revenue information relating to ownership interests in properties, was true and correct in all material respects in accordance with customary industry practice on the date that each such Reserve Report was prepared.

(hh)           Proved Reserves. Estimates of proved reserves and present values for the year ended December 31, 2013, as described in the Registration Statement and the Prospectus, comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

(ii)               Title. Each of the BreitBurn Entities has (i) good and defensible title to all of the oil and gas properties owned by the BreitBurn Entities, (ii) good and marketable title to all other property owned by the BreitBurn Entities and (iii) good title to all personal property owned by the BreitBurn Entities, in each case, free and clear of all Liens, except (A) as described in the Registration Statement and the Prospectus, (B) Liens securing taxes and other governmental charges, or claims of materialmen, mechanics and similar persons, not yet due and payable, (C) Liens under oil and gas leases, options to lease, operating agreements, unitization and pooling agreements, participation and drilling concessions agreements and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry, (D) Liens arising under or permitted by the Credit Facility and (E) Liens that do not, individually or in the aggregate, materially affect the value of such properties, taken as a whole, or materially interfere with the use made or proposed to be made of such properties, taken as a whole, by the BreitBurn Entities; and any real property and buildings held under lease by the BreitBurn Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such real property and buildings by the BreitBurn Entities. All assets held under lease by the BreitBurn Entities are held by them under valid, subsisting and enforceable leases, with such

10

exceptions as do not materially interfere with the use made and proposed to be made of such assets by the BreitBurn Entities.

(jj)               Insurance. The BreitBurn Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the BreitBurn Entities has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at the Time of Sale and each Settlement Date (as defined below).

(kk)           Investment Company. None of the BreitBurn Parties is, and after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus, none of them will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(ll)              Litigation. Except as described in the Registration Statement and the Prospectus, there is no (i) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the BreitBurn Parties, threatened, to which any of the BreitBurn Entities is or may be a party or to which the business or property of any of the BreitBurn Entities is or may be subject, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the BreitBurn Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, could reasonably be expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering, issuance or sale of the Units, or (C) in any manner draw into question the validity of this Agreement.

(mm)       No Omitted Descriptions. There are no legal or governmental proceedings or contracts or other documents that would be required to be described in a registration statement filed under the Securities Act or, in the case of documents, would be required to be filed as exhibits to a registration statement of the Partnership pursuant to Item 601(b)(10) of Regulation S-K that have not been described in the Registration Statement or the Prospectus.

(nn)           Statements in the Registration Statement and the Prospectus. Statements made or incorporated by reference in the Registration Statement and the Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects. Each contract, document or other agreement described in the Registration Statement and the Prospectus is in full force and effect and is valid and enforceable by and against the BreitBurn Entities, as the case may be, in

11

accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(oo)           No Related Party Transactions. No relationship, direct or indirect, that would be required to be described in a registration statement of the Partnership pursuant to Item 404 of Regulation S-K, exists between or among any of the BreitBurn Entities, on the one hand, and the directors, officers, shareholders, unitholders, partners, members, customers or suppliers of any of the BreitBurn Entities, on the other hand, that has not been described in the Registration Statement or the Prospectus.

(pp)           No Labor Disputes. No labor disturbance by the employees of any of the Material BreitBurn Entities exists or, to the knowledge of the BreitBurn Parties, is imminent that could reasonably be expected to have a Material Adverse Effect.

(qq)           Employee Benefit Plans. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code except where the failure to so comply could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption other than such transactions as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) neither the Partnership nor any member of its Controlled Group sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date of this Agreement sponsored, maintained or contributed to, any Plan that is subject to Title IV of ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to raise a material risk of the loss of such qualification. None of the Material BreitBurn Entities maintains a “pension plan” within the meaning of Section 3(2)(A) of ERISA that is subject to Title IV of ERISA or Section 312 of the Code.

(rr)              Tax Returns. Each of the BreitBurn Entities has filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to any of the BreitBurn Entities, nor do any of the BreitBurn Parties have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

12

(ss)             Internal Controls. The Partnership maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Partnership’s principal executive and principal financial officers, to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States and (ii) that interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no material weaknesses or significant deficiencies in the Partnership’s internal controls.

(tt)              Disclosure Controls. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established; such disclosure controls and procedures have been designed to provide reasonable assurance that information required to be disclosed by the Partnership in reports that it submits or files under the Exchange Act is made known to the Partnership’s management, including its principal executive officer and principal financial officer, to allow for timely decisions regarding required disclosure; and such disclosure controls and procedures are effective at the reasonable assurance level.

(uu)           Books and Records. The Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(vv)           Sarbanes-Oxley Act. Except as described in the Registration Statement and the Prospectus, there is and has been no failure on the part of the Partnership or any of its directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ww)       Permits. Each of the BreitBurn Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus and except for such permits which, if not obtained, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the BreitBurn Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or

13

termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that could not reasonably be expected to have a Material Adverse Effect; and, except as described in the Registration Statement and the Prospectus, none of such permits contains any restriction that is materially burdensome to the Material BreitBurn Entities considered as a whole.

(xx)           Environmental Compliance. Each of the BreitBurn Entities (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any release into the environment of, or exposure to, Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the BreitBurn Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which the BreitBurn Entities identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws within the next three years (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the BreitBurn Entities have reasonably concluded that such associated costs and liabilities could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(yy)           No Distribution of Materials. None of the Material BreitBurn Entities has distributed and, prior to the later to occur of (i) any Settlement Date and (ii) completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than the Prospectus and any other materials, if any, permitted by the Securities Act.

(zz)            XBRL Information. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aaa)         No Price Stabilization. Neither BreitBurn Party has taken and neither BreitBurn Party will take, directly or indirectly, any action designed to or that has constituted or that could

14

reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership or to facilitate the sale or resale of the Units.

(bbb)       No Subsidiary Payment Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from making any distribution to the Partnership, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in the Registration Statement and the Prospectus.

(ccc)         Foreign Corrupt Practices Act. None of the BreitBurn Entities, and to the knowledge of the BreitBurn Parties, no director, officer, agent or employee of the BreitBurn Entities (in their capacity as director, officer, agent or employee) has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ddd)      Money Laundering Laws. The operations of the Material BreitBurn Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the BreitBurn Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the BreitBurn Parties, threatened.

(eee)         OFAC. None of the Material BreitBurn Entities, or, to the knowledge of the BreitBurn Parties, any director, officer, agent, employee or affiliate of the Material BreitBurn Entities, is in violation of any of the country or list based economic and trade sanctions administered and enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). None of the Material BreitBurn Entities (i) are currently subject to any U.S. sanctions administered by OFAC, (ii) have any assets located in a country or entity that is currently subject to U.S. sanctions administered by OFAC or (iii) derives revenues from investments in, or transactions with, persons or entities subject to any U.S. sanctions administered by OFAC. The Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(fff)          Brokers and Finders. Neither BreitBurn Party is party to any contract, agreement or understanding with any person (other than this Agreement) that would reasonably be expected to give rise to a valid claim against a BreitBurn Party or any Manager for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

Any certificate signed by any officer of the BreitBurn Parties and delivered to the Managers or counsel for the Managers in connection with an offering of the Units shall be

15

deemed a representation and warranty by such entity, jointly and severally, as to matters covered thereby, to each Manager.

2.	Sale and Delivery of the Units.

(a)                Agency Transactions. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the BreitBurn Parties and each Manager agrees that the Partnership may issue and sell through the Managers, as sales agents for the Partnership, the Units (an “Agency Transaction”) as follows:

(i)                 The Partnership may, from time to time, propose to any Manager the terms of an Agency Transaction by means of a telephone call (confirmed promptly by electronic mail in a form substantially similar to Exhibit A hereto (an “Agency Transaction Notice”) addressed to each of the individuals from such Manager listed on Schedule I hereto) from any of the individuals listed as authorized representatives of the Partnership on Schedule II hereto (each, an “Authorized Partnership Representative”), such proposal to include: the trading day(s) for the NASDAQ Global Select Market (“NASDAQ”) (which may not be a day on which NASDAQ is scheduled to close prior to its regular weekday closing time) on which the Units are to be sold (each, a “Trading Day”); the maximum number of Units that the Partnership wishes to sell in the aggregate and on each Trading Day; the minimum price at which the Partnership is willing to sell the Units (the “Floor Price”); and the compensation payable to such Manager for such sales pursuant to Section 2(a)(vii). For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one Manager, if any, on any single Trading Day.

(ii)               If such proposed terms for an Agency Transaction are acceptable to such Manager, it shall promptly confirm the terms by an acknowledgement included in a return email referencing the Agency Transaction Notice for such Agency Transaction and addressed to an Authorized Partnership Representative.

(iii)             Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to sell all of the Units designated in, and subject to the terms of, such Agency Transaction Notice. Such Manager shall not sell any Units at a price lower than the Floor Price. The Partnership acknowledges and agrees with the Managers that (x) there can be no assurance that any Manager will be successful in selling all or any of such Units, (y) such Manager shall incur no liability or obligation to the Partnership or any other person or entity if it does not sell any Units for any reason and (z) the Managers shall be under no obligation to purchase any Units on a principal basis pursuant to this Agreement (except in the case of a Principal Transaction (as defined below) pursuant to this Agreement and the relevant Terms Agreement (as defined below)).

(iv)             The Partnership, acting through an Authorized Partnership Representative, or such Manager may, upon notice to the other party to the Agency Transaction by telephone (confirmed promptly by electronic mail), suspend or terminate an offering of the Units; provided, however, that such suspension or termination shall not affect or

16

impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(v)               If the terms of any Agency Transaction as set forth in an Agency Transaction Notice contemplate that the Units shall be sold on more than one Trading Day, then the Partnership and such Manager shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Trading Days, and such additional terms and conditions shall be binding to the same extent as any other terms contained in the relevant Agency Transaction Notice.

(vi)             Each Manager, as sales agent in an Agency Transaction, shall not make any sales of the Units on behalf of the Partnership, pursuant to this Agreement, other than (x)(i) by means of ordinary brokers’ transactions that qualify for delivery of the Prospectus in accordance with Rule 153 of the Rules and Regulations and meet the definition of an “at the market offering” under Rule 415(a)(4) of the Rules and Regulations, (ii) to or through a market maker, or (iii) directly on or through an electronic communication network, a “dark pool” or any similar market venue and (y) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager in writing.

(vii)           The compensation to such Manager for sales of the Units in an Agency Transaction with respect to which such Manager acts as sales agent hereunder shall be as set forth in the Agency Transaction Notice for such Agency Transaction but shall not exceed 2.0% of the gross offering proceeds of the Units sold in such Agency Transaction. Such Manager shall provide written confirmation to the Partnership (which may be provided by email to an Authorized Partnership Representative) following the close of trading on NASDAQ on each Trading Day on which Units are sold in an Agency Transaction under this Agreement, setting forth (i) the number of Units sold on such Trading Day, (ii) the gross offering proceeds received from such sales, (iii) the commission payable by the Partnership to such Manager with respect to such sales and (iv) the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales) (the “Net Offering Proceeds”).

(viii)         Settlement for sales of the Units in an Agency Transaction pursuant to this Agreement shall occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, an “Agency Settlement Date”). On each Agency Settlement Date, the Units sold through such Manager in Agency Transactions for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment by such Manager to the Partnership of the Net Offering Proceeds from the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to such Manager’s or its designee’s account (provided that such Manager shall have given the Partnership written notice of such designee prior to the relevant Agency Settlement Date) at The Depository Trust Company (“DTC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered units in good deliverable form, in return for payment in same-day funds delivered to the account

17

designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Agency Settlement Date, the Partnership shall (i) hold such Manager harmless against any loss, claim, damage, or expense (including, without limitation, reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership and (ii) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(b)               Principal Transactions. If the Partnership wishes to issue and sell the Units other than as set forth in subsection (a) of this Section 2 (each, a “Principal Transaction”), the Partnership will notify the Managers of the proposed terms of such Principal Transaction. If any Manager, each acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, such Manager(s) and the Partnership will enter into an agreement in substantially the form of Exhibit B hereto (each, a “Terms Agreement”) that sets forth the terms of such Principal Transaction, including, without limitation, the time, date and place of delivery of and payment for the Units to be sold pursuant to such Principal Transaction (each of such date and each Agency Settlement Date, a “Settlement Date”). The terms set forth in a Terms Agreement shall not be binding on the Partnership or such Manager(s) unless and until each of the Partnership and such Manager(s) have executed such Terms Agreement accepting all of such terms. The commitment of such Manager(s) to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained and shall be subject to the terms and conditions herein set forth. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement shall control.

(c)                Maximum number of Units. Under no circumstances shall the Partnership propose to any Manager, or any Manager effect, a sale of Units in an Agency Transaction or a Principal Transaction pursuant to this Agreement if such sale would (i) cause the aggregate gross sales proceeds of the Units sold pursuant to this Agreement to exceed $200,000,000 (the “Maximum Amount”), (ii) cause the number of Units sold to exceed the number of Common Units available for offer and sale under the then effective Registration Statement or (iii) cause the number of Units sold pursuant to this Agreement to exceed the number of Units authorized from time to time to be issued and sold pursuant to this Agreement by the board of directors of the General Partner, or a duly authorized committee thereof, and notified to the Managers in writing.

(d)               Regulation M. If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Partnership or the Units, it shall promptly notify the other party and sales of Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto.

(e)                Black-out Periods. Notwithstanding any other provision of this Agreement, no sales of Units shall take place, the Partnership shall not request the sales of any Units that would be sold and no Manager shall be obligated to sell or offer to sell any Units during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information with respect to the Partnership.

18

3.	Further Agreements of the BreitBurn Parties. Each of the BreitBurn Parties, jointly and severally, covenants and agrees to cause the Partnership:

(a)                To prepare the Prospectus in a form approved by the Managers and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by the rule; to make no further amendment or any supplement to the Registration Statement or the Prospectus during the Prospectus Delivery Period except as provided herein; to advise the Managers, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Managers with copies thereof; to file timely all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during the Prospectus Delivery Period; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(b)               Unless otherwise available on the Commission’s electronic data gathering, analysis and retrieval system (“EDGAR”), to furnish promptly to the Managers and to counsel for the Managers a copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(c)                To notify the Managers promptly, and confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement or the Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Units for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Partnership makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any amendment or supplement to the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (v) of receipt by the Partnership or any representative of the Partnership of any other communication from the Commission relating to the Registration Statement, the Prospectus or any preliminary prospectus. The Partnership shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C and 462(b) of the Rules and Regulations and to notify the Managers promptly of all such filings.

(d)               To deliver promptly to the Managers such number of the following documents as the Managers shall reasonably request: (A) unless otherwise available on EDGAR, conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) the Prospectus and any amended or supplemented Prospectus and (C) any document incorporated by reference in the Prospectus; and, if the delivery of a prospectus is required at any time after the

19

date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to file such document and to prepare and furnish without charge to each Manager and to any dealer in securities as many copies as the Managers may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(e)                To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Partnership or the Managers, be required by the Securities Act or requested by the Commission.

(f)                Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Managers and counsel for the Managers and obtain the consent of the Managers to the filing, which consent shall not be unreasonably withheld and which shall be provided to the Partnership promptly after having been given notice of the proposed filing; provided that the foregoing provision shall not apply if such filing is, in the judgment of counsel to the BreitBurn Parties, required by law.

(g)               To submit proper notifications regarding the listing of the Units to NASDAQ.

(h)               Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus.

(i)                 If, immediately prior to the third anniversary of the initial effective date of the Registration Statement relating to the Units (the “Renewal Deadline”), any of the Units remain unsold by the Managers, the Partnership shall prior to the Renewal Deadline (i) file, if it has not already done so (subject to subsection (f) of this Section 3), a new shelf registration statement relating to the Units, in a form satisfactory to the Managers, (ii) use its reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline (if the Partnership is not then eligible to file an automatic shelf registration statement) and (iii) take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated herein and in the expired registration statement relating to the Units. References herein to the Registration Statement relating to the Units shall include such new shelf registration statement.

(j)                 As soon as practicable and in any event not later than 16 months after the date hereof, to make generally available to the Partnership’s security holders and, unless otherwise available on EDGAR, to deliver to the Managers an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

20

(k)               The BreitBurn Parties shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Securities Act or otherwise, of the price of the Common Units to facilitate the sale or resale of any of the Units.

(l)                 To apply the net proceeds from the sale of the Units being sold by the Partnership as set forth in the Prospectus.

(m)             At any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell Units but such instructions have not been fulfilled or cancelled, the Partnership shall not offer to sell, sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or warrants or other rights to acquire Common Units or any other securities of the Partnership that are substantially similar to the Common Units or permit the registration under the Securities Act of any Common Units, in each case without giving the Managers at least three business days’ prior written notice specifying the nature and date of such proposed transaction. Notwithstanding the foregoing, the Partnership may (i) register the offering and sale of the Units through the Managers pursuant to this Agreement, (ii) issue Common Units upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (iii) issue Common Units or options to purchase Common Units granted pursuant to existing employee benefit plans or (iv) issue Common Units pursuant to any non-employee director unit plan, dividend reinvestment plan or unit purchase plan. If notice of a proposed transaction is provided by the Partnership pursuant to this subsection (m), the Managers may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Managers.

(n)               Promptly from time to time to take such action as the Managers may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Managers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(o)               The Partnership shall notify the Managers promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter or any other document provided to the Managers pursuant to Section 5 below.

(p)               Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein (including the

21

filing of a report on Form 8-K) which shall be subject to the provisions of subclauses (ii) and (iii) below), (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) as the Managers may reasonably request and (iv) the Units are delivered to any Manager pursuant to a Terms Agreement (such commencement date, any such recommencement date, if applicable, and each such date referred to in clauses (i), (ii), (iii) and (iv) above, a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 5(k) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date and time of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(k), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the date and time of delivery of such certificate.

(q)               On each Representation Date, the Partnership shall cause to be furnished to the Managers, dated as of such date and addressed to the Managers, in form and substance satisfactory to the Managers, the written opinion of (i) Vinson & Elkins L.L.P., outside counsel for the Partnership, to the effect set forth in Exhibit C hereto; (ii) Mika Meyers Beckett & Jones PLC, local Michigan counsel for the Partnership, to the effect set forth in Exhibit D hereto; and (iii) Gregory C. Brown, the General Partners’ Executive Vice President and General Counsel, to the effect set forth in Exhibit E hereto; but each modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of delivering such opinions for dates subsequent to the commencement of the offering of the Units under this Agreement such counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under this Section 3(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(r)                 On each Representation Date, the Partnership shall cause each Accountant, so long as such Accountant has reports incorporated by reference in the Prospectus, to deliver to the Managers its respective comfort letter described in Section 5(h).

(s)                On each Representation Date, the Partnership shall cause each Reserve Engineer to deliver to the Managers its respective comfort letter described in Section 5(i).

(t)                 The Partnership shall reasonably cooperate with any reasonable due diligence review requested by the Managers or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) prior to the open of trading on (or reasonably in advance of) any Time of Sale or Settlement Date, making available appropriate officers of the Partnership and, upon reasonable request, representatives of each of the Accountants and the Reserve Engineers for an update on diligence matters with representatives of the Managers and their counsel and (ii) at each Representation Date or otherwise as the Managers may reasonably request, providing information and making available documents and appropriate officers of the Partnership and representatives of each of

22

the Accountants and the Reserve Engineers for one or more due diligence sessions with representatives of the Managers and their counsel.

(u)               The Partnership shall ensure that there are at all times, free of preemptive rights, Common Units for the purpose of enabling the Partnership to satisfy its obligations hereunder.

(v)               The Partnership hereby agrees that each acceptance by it of an offer to purchase Units hereunder shall be deemed to be (i) an affirmation to such Manager that the representations and warranties of the BreitBurn Parties contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date and (ii) an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Units relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such acceptance, such Time of Sale or such Settlement Date, as the case may be).

(w)             The Partnership hereby consents to the Managers trading in the Common Units for their own respective accounts and for the accounts of their respective clients at the same time as sales of the Units pursuant to this Agreement or pursuant to a Terms Agreement.

(x)               If to the knowledge of the BreitBurn Parties any condition set forth in Section 5(a) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Partnership shall offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(y)               The Partnership shall, subject to subsection (f) of this Section 3, disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K a summary detailing, for the relevant reporting period, the number of Units sold through or to the Managers under this Agreement, the net proceeds received by the Partnership from such sales and the compensation paid by the Partnership to the Managers with respect to such sales. In lieu of compliance with the requirement set forth in the immediately preceding sentence, the Partnership may prepare a prospectus supplement with such summary information and, at least once a quarter and subject to subsection (f) of this Section 3, file such prospectus supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act).

(z)                The Partnership shall cooperate with the Managers and use its commercially reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

4.             Expenses. Each of the BreitBurn Parties agrees, jointly and severally, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay, or reimburse if paid by the Managers, all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration

23

Statement (including any exhibits thereto), any Prospectus Supplement, the Prospectus and any amendment or supplement thereto (including the fees, disbursements and expenses of the Partnership’s accountants and counsel); (c) the distribution of the Registration Statement (including any exhibits thereto), the Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Managers, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by the Financial Industry Regulatory Authority of the terms of sale of the Units (including related fees and expenses of counsel to the Managers); (f) the listing of the Units on NASDAQ; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 3(n); (h) the performance by the BreitBurn Parties of their other obligations under this Agreement; (i) the marketing of the offering by the BreitBurn Parties, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the BreitBurn Parties; and (j) all out-of-pocket fees, disbursements and other charges of the Managers incurred in connection with this Agreement and the Prospectus and ongoing services in connection with the offering, including, without limitation, the fees and disbursements of counsel to the Managers (which shall be one outside counsel for all Managers unless otherwise agreed by the Partnership).

5.             Conditions of Managers’ Obligations. The respective obligations of each Manager hereunder are subject to (i) the accuracy, at the Execution Time, on each Representation Date and as of each Time of Sale and Settlement Date, of the representations and warranties of the BreitBurn Parties contained herein, (ii) the performance by the BreitBurn Parties of their respective obligations hereunder and (iii) each of the following additional terms and conditions:

(a)                The Prospectus, and any supplement thereto, shall have been timely filed with the Commission in accordance with Section 3(a); no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)               No Manager shall have discovered and disclosed to the Partnership on or prior to such Settlement Date that the Registration Statement, as of the latest Effective Date, or the Prospectus at the Time of Sale, each Settlement Date and during the Prospectus Delivery Period, in each case including any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Baker Botts L.L.P., counsel to the Managers, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary in order to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which such statements were made).

(c)                All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to Baker Botts L.L.P., counsel to the Managers, and the Partnership shall have furnished to such

24

counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)               Vinson & Elkins L.L.P. shall have furnished to the Managers its written opinion, as counsel to the Partnership, addressed to the Managers and dated each Representation Date, in form and substance reasonably satisfactory to the Managers, substantially in the form attached hereto as Exhibit C.

(e)                Mika Meyers Beckett & Jones PLC, shall have furnished to the Managers its written opinion, as local Michigan counsel to the BreitBurn Entities organized under the laws of the State of Michigan, addressed to the Managers and dated each Representation Date, in form and substance reasonably satisfactory to the Managers, substantially in the form attached hereto as Exhibit D.

(f)                Gregory C. Brown, the General Partner’s Executive Vice President and General Counsel, shall have furnished to the Managers his written opinion, addressed to the Managers and dated each Representation Date, in form and substance reasonably satisfactory to the Managers, substantially in the form attached hereto as Exhibit E.

(g)               The Managers shall have received from Baker Botts L.L.P., counsel for the Managers, such opinion or opinions, dated each Representation Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and other related matters as the Managers may reasonably require, and the Partnership shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(h)               On each Representation Date and to the extent requested by the Managers in connection with the offering of the Units, the Managers shall have received from each of PricewaterhouseCoopers LLP, Deloitte & Touche LLP and Johnson Miller & Co., CPA’s PC a letter, in form and substance satisfactory to the Managers, addressed to the Managers and dated such date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act, and (ii) stating, as of such date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement or the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i)                 On each Representation Date and to the extent requested by the Managers in connection with the offering of the Units, the Managers shall have received from each of the Reserve Engineers a letter, in form and substance satisfactory to the Managers, confirming certain matters concerning their engagement and the use of their Reserve Reports and information derived from their Reserve Reports in the Registration Statement and the Prospectus

25

(j)                 Except as described in the Registration Statement and the Prospectus, (i) none of the BreitBurn Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) since such date, there shall not have been any change in the capitalization or long-term debt of any of the BreitBurn Entities or any change in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management or business of the BreitBurn Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Managers, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto).

(k)               Each of the BreitBurn Parties shall have furnished or caused to be furnished to the Managers a certificate, dated each Representation Date, signed on its behalf by the Chief Executive Officer and the Chief Financial Officer of the General Partner, or other officers satisfactory to the Managers, as to such matters as the Managers may reasonably request, including, without limitation, a statement that:

(i)                 The representations, warranties and agreements of the BreitBurn Parties in Section 1 are true and correct on and as of such date, and the BreitBurn Parties have complied with all their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such date;

(ii)               No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii)             They have examined the Registration Statement and the Prospectus, and, in their opinion as of such date, (A) the Registration Statement and the Prospectus did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus that has not been so set forth.

(l)                 Between the date hereof and the time of any sale of Units through the Managers (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock issued or guaranteed by any of the BreitBurn Entities by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its

26

rating of any debt securities or preferred stock issued or guaranteed by any of the BreitBurn Entities (other than an announcement with positive implications of a possible upgrading).

(m)             Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, NASDAQ, or in the over-the-counter market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Managers, impracticable or inadvisable to proceed with the public offering or delivery of the Units as contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

(n)               NASDAQ shall have approved the Units for listing, subject only to official notice of issuance.

(o)               On or prior to each Settlement Date and Time of Delivery, as applicable, the BreitBurn Parties shall have furnished to the Managers such further certificates and documents as the Managers may reasonably request.

(p)               FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Managers.

6.	Indemnification and Contribution.

(a)                Each of the BreitBurn Parties hereby agrees, jointly and severally, to indemnify and hold harmless each Manager, its affiliates and agents participating in this offering (a “Participating Affiliate”), directors, officers and employees and each person, if any, who controls any Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Manager, Participating Affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the

27

Registration Statement, the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made (other than with respect to the Registration Statement), not misleading, and shall reimburse each Manager and each such Participating Affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Manager, Participating Affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the BreitBurn Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or in any such amendment or supplement thereto, in reliance upon and in conformity with written information concerning such Manager furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein, which information consists solely of the information specified in Section 6(e) below. In the event that it is finally judicially determined that the Managers were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Managers will promptly return all sums that had been advanced pursuant hereto. The foregoing indemnity agreement is in addition to any liability that the BreitBurn Parties may otherwise have to any Manager or to any Participating Affiliate, director, officer, employee or controlling person of that Manager.

(b)               Each Manager hereby agrees, severally and not jointly, to indemnify and hold harmless the BreitBurn Parties, each of their respective directors, managers, officers and employees, and each person, if any, who controls any of the BreitBurn Parties within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the BreitBurn Parties or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Manager furnished to the Partnership by or on behalf of that Manager specifically for inclusion therein, which information is limited to the information set forth in Section 6(e), and shall reimburse the BreitBurn Parties and any such director, manager, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. In the event that it is finally judicially determined that the BreitBurn Parties were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the BreitBurn Parties will promptly return all sums that had been advanced pursuant hereto. The foregoing indemnity agreement is in addition to any liability that any Manager may otherwise have to the BreitBurn Parties or any such director, manager, officer, employee or controlling person.

28

(c)                Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 6 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 6 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability or a failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)               If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6(a), 6(b), or

29

6(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the BreitBurn Parties, on the one hand, and the Managers, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the BreitBurn Parties, on the one hand, and the Managers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the BreitBurn Parties, on the one hand, and the Managers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement as determined by this Agreement or any Applicable Terms Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total compensation and underwriting discounts and commissions received by the Managers with respect to the Units purchased under this Agreement or such applicable Terms Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the BreitBurn Parties or the Managers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The BreitBurn Parties and the Managers agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Manager shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Units underwritten by it exceeds the amount of any damages that such Manager has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’ obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint.

(e)                The Managers severally confirm that (i) the names of the Managers and (ii) the statement that the Managers will not engage in any transactions that stabilize the Common Units appearing in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement dated March 19, 2014 are correct and the BreitBurn Parties acknowledge and agree that such statements constitute the only information concerning such Managers furnished in writing to the Partnership by or on behalf of the Managers specifically for inclusion in the Prospectus or in any amendment or supplement thereto.

30

7.	Termination.

(a)                The BreitBurn Parties may terminate this Agreement in their sole discretion at any time upon prior written notice to the Managers. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the BreitBurn Parties, including, without limitation, in respect of compensation of any Manager, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 1, 3 (unless no Units have been previously sold hereunder or under any Terms Agreement), 4, 6, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination. In the case of any sale by the Partnership pursuant to a Terms Agreement, the obligations of the BreitBurn Parties pursuant to such Terms Agreement and this Agreement may not be terminated by any BreitBurn Party without the prior written consent of such Manager.

(b)               Each Manager may terminate its own obligations under this Agreement in its sole discretion at any time upon giving prior written notice to the BreitBurn Parties. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to the other party, except that the provisions of Sections 1, 3 (unless no Units have been previously sold hereunder or under any Terms Agreement), 4, 6, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination. In the case of any purchase by such Manager pursuant to a Terms Agreement, such Manager may, by written notice to the BreitBurn Parties, terminate its obligations pursuant to such Terms Agreement at any time prior to or on the Settlement Date if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus:

(i)                 trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market;

(ii)               trading generally shall have been suspended or materially limited on or by, as the case may be, any “national securities exchange” (as defined in the Exchange Act), or minimum or maximum prices shall have been generally established on any such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority;

(iii)             a general banking moratorium shall have been declared by any of Federal, New York or Delaware authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred and as result thereof, in the sole judgment of the Managers, it is impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

(iv)             the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general domestic or international economic,

31

political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), the effect of any of which is such as to make it impracticable or inadvisable to market the Units on the terms and in the manner contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

(v)               any of the events described in Section 5(j) shall have occurred; or

(vi)             if there shall have been a Material Adverse Effect.

(c)                This Agreement shall remain in full force and effect until the earliest to occur of (A) termination of the Agreement pursuant to Section 7(a) or 7(b) above or otherwise by mutual written agreement of the parties and (B) such date that the aggregate gross sales proceeds of the Units sold pursuant to this Agreement (including, without limitation, one or more Terms Agreements pursuant hereto) equals the Maximum Amount.

(d)               Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the BreitBurn Parties, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Units, such sale shall settle in accordance with the provisions of Section 2 (in the case of an Agency Transaction) or in accordance with the relevant Terms Agreement (in the case of a Principal Transaction).

8.             Research Analyst Independence. Each of the BreitBurn Parties acknowledges that each Manager’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Manager’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership or the offering of the Units that differ from the views of their respective investment banking divisions. Each of the BreitBurn Parties hereby waives and releases, to the fullest extent permitted by law, any claims that such party may have against the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Manager’s investment banking divisions. Each of the BreitBurn Parties acknowledges that each of the Managers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

9.             No Fiduciary Duty. Each of the BreitBurn Parties acknowledges and agrees that in connection with this offering, the sale of the Units, or any other services the Managers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Managers: (i) no fiduciary or agency relationship between any of the BreitBurn Parties and any other person, on the one hand, and any Manager, on the other, exists;

32

(ii) no Manager is acting as an advisor, expert or otherwise, to any of the BreitBurn Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between any of the BreitBurn Parties, on the one hand, and any Manager, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that any Manager may have to any of the BreitBurn Parties shall be limited to those duties and obligations specifically stated herein; (iv) each Manager and its respective affiliates may have interests that differ from those of the BreitBurn Parties; and (v) the BreitBurn Parties have each consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the BreitBurn Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against any Manager with respect to any breach of fiduciary duty in connection with the transactions contemplated by this Agreement.

10.	Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                if to the Managers, at the offices of BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention: Legal Department, with a copy to BMO Capital Markets Corp., 700 Louisiana Street, 21st Floor, Houston, Texas 77002, Attention: Jonathan Hough; and

(b)               if to any of the BreitBurn Parties, shall be delivered or sent by mail, overnight courier or facsimile transmission to BreitBurn GP LLC, 515 South Flower Street, Suite 4800, Los Angeles, CA 90071, Attention: Gregory C. Brown (Fax: 213-225-5916), with a copy (which shall not constitute notice) to Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103, Attention: Shelley A. Barber (Fax: 917-849-5353).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The BreitBurn Parties each shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Managers by BMO Capital Markets Corp.

11.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Managers, the BreitBurn Parties, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the BreitBurn Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Managers and each person or persons, if any, controlling any Manager within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Managers contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

12.           Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the BreitBurn Parties and the Managers contained in this Agreement

33

(including, without limitation, any Terms Agreement) or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

13.           Definition of the Terms “Business Day,” Affiliate” and “Subsidiary.” For purposes of this Agreement and any Terms Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 of the Rules and Regulations.

14.           Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the federal and state courts located in New York County, New York, including the United States District Court for the Southern District of New York, in connection with any claim brought with respect to this Agreement or any Terms Agreement or related matter and waives any right to claim such forum would be inappropriate, including concepts of forum non conveniens. Time is of the essence in this Agreement

15.           Waiver of Jury Trial. Each of the BreitBurn Parties and each of the Managers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby

16.            Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Managers are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

17.           Counterparts. This Agreement and each Terms Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument

18.            Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement or any Terms Agreement.

19.            Entire Agreement. Other than the terms set forth in each Agency Transaction Notice delivered hereunder and each Terms Agreement executed and delivered pursuant hereto, this Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any Terms Agreement may be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Managers and the BreitBurn Parties.

34

[Signature page follows]

35

If the foregoing correctly sets forth the agreement among the BreitBurn Parties and the Managers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

BREITBURN ENERGY PARTNERS L.P.

By:	BreitBurn GP, LLC
its general partner

By:	/s/ James G. Jackson
	Name:	James G. Jackson
	Title:	Executive Vice President and
Chief Financial Officer

BREITBURN GP, LLC

By:	/s/ James G. Jackson
	Name:	James G. Jackson
	Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to EDA - March 2014 ATM]

Accepted:

BMO Capital Markets Corp.
Mitsubishi UFJ Securities (USA), Inc.
Barclays Capital Inc.
Citigroup Global Markets Inc.
Raymond James & Associates, Inc.

By:	BMO Capital Markets Corp.

By:	/s/ Jonathan Hough
	Name:	Jonathan Hough
	Title:	Managing Director

By:	Mitsubishi UFJ Securities (USA), Inc.

By:	/s/ David McMillan
	Name:	David McMillan
	Title:	Managing Director

By:	Barclays Capital Inc.

By:	/s/ Crystal A. Simpson
	Name:	Crystal A. Simpson
	Title:	Managing Director

By:	Citigroup Global Markets Inc.

By:	/s/ Jessica Ogbonnaya
	Name:	Jessica Ogbonnaya
	Title:	Vice President

By:	Raymond James & Associates, Inc.

By:	/s/ W. Bryant Patrick
	Name:	W. Bryant Patrick
	Title:	Vice President

[Signature Page to EDA - March 2014 ATM]

SCHEDULE I

AUTHORIZED MANAGER REPRESENTATIVES

BMO Capital Markets Corp.
[__]

Mitsubishi UFJ Securities (USA), Inc.
[__]

Barclays Capital Inc.
[__]

Citigroup Global Markets Inc.
[__]

Raymond James & Associates, Inc.
[__]

I-1

SCHEDULE II

AUTHORIZED PARTNERSHIP REPRESENTATIVES

[_______]

II-1

SCHEDULE III

BreitBurn Entities

BreitBurn Energy Partners L.P.

BreitBurn Operating GP, LLC

BreitBurn GP, LLC

BreitBurn Management Company, LLC

BreitBurn Operating L.P.

BreitBurn Finance Corporation

Alamitos Company

Beaver Creek Pipeline, L.L.C.

BreitBurn Collingwood Utica LLC

BreitBurn Florida LLC

BreitBurn Fulton LLC

BreitBurn Oklahoma LLC

BreitBurn Transpetco GP LLC

BreitBurn Transpetco LP LLC

GTG Pipeline LLC

Mercury Michigan Company, LLC

Phoenix Production Company

Terra Energy Company LLC

Terra Pipeline Company LLC

Transpetco Pipeline Company, L.P.

Saginaw Bay Lateral Michigan Limited Partnership

Seal Beach Gas Processing Venture

Terra-Westside Processing Company

Wilderness-Chester Gas Processing Limited Partnership

Wilderness-Chester LLC

Wilderness Energy, L.C.

Wilderness Energy Services Limited Partnership

III-1

SCHEDULE IV

Material BreitBurn Entities

BreitBurn Energy Partners L.P.

BreitBurn Operating GP, LLC

BreitBurn GP, LLC

BreitBurn Management Company, LLC

BreitBurn Operating L.P.

BreitBurn Finance Corporation

Alamitos Company

Beaver Creek Pipeline, L.L.C.

BreitBurn Florida LLC

BreitBurn Fulton LLC

BreitBurn Oklahoma LLC

BreitBurn Transpetco GP LLC

BreitBurn Transpetco LP LLC

GTG Pipeline LLC

Mercury Michigan Company, LLC

Phoenix Production Company

Terra Energy Company LLC

Terra Pipeline Company LLC

Transpetco Pipeline Company, L.P.

IV-1

EXHIBIT A

[Partnership Letterhead]

[_______], 20[__]

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

VIA EMAIL

AGENCY TRANSACTION NOTICE

Ladies and Gentlemen:

The purpose of this Transaction Notice is to propose certain terms of the Agency Transaction entered into with [__] under, and pursuant to, that certain Equity Distribution Agreement between the BreitBurn Parties and the Managers, dated March 19, 2014 (the “Agreement”). Please indicate your acceptance of the proposed terms below. Upon acceptance, the particular Agency Transaction to which this Transaction Notice relates shall supplement, form a part of, and be subject to, the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The terms of the particular Agency Transaction to which this Transaction Notice relates are as follows:

Trading Day(s) on which Units may be Sold:	[_______], 20[__], [_______], 20[__] . . . [_______], 20[__]

Maximum Number of Units
to be Sold in the Aggregate:	[_______]

Maximum Number of Units
to be Sold on each Trading Day:	[_______]

Floor Price:	USD[__.__]

[Remainder of Page Intentionally Blank]

A-1

Very truly yours,

BREITBURN ENERGY PARTNERS L.P.

By: BreitBurn GP, LLC

its general partner

By: _____________________

Name:

Title:

BREITBURN GP, LLC

By: ______________________

Name:

Title:

A-2

EXHIBIT B

BREITBURN ENERGY PARTNERS L.P.

Common Units

TERMS AGREEMENT

[_______], 20[__]

Ladies and Gentlemen:

BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, in Schedule I hereto and in the Equity Distribution Agreement, dated March 19, 2014 (the “Equity Distribution Agreement”), among the Partnership, BreitBurn GP, LLC, a Delaware limited liability company (collectively, the “BreitBurn Parties”), and BMO Capital Markets Corp., Mitsubishi UFJ Securities (USA), Inc., Barclays Capital Inc., Citigroup Global Markets Inc. and Raymond James & Associates, Inc., to issue and sell to [__] (the “Manager”) [_______] common units representing limited partner interests in the Partnership (the “Purchased Common Units”)[, and, solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase an additional [_______] common units representing limited partner interests in the Partnership (the “Additional Common Units”)]. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Equity Distribution Agreement.

[The Manager shall have the right to purchase from the Partnership all or a portion of the Additional Common Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Common Units at the same purchase price per unit to be paid by the Manager to the Partnership for the Purchased Common Units. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date of this Terms Agreement, by written notice to the BreitBurn Parties. Such notice shall set forth the aggregate number of Additional Common Units as to which the option is being exercised, and the date and time when the Additional Common Units are to be delivered (such date, the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Common Units shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Common Units.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Partnership, of offers to purchase Units in Agency Transactions is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Common Units [and the Additional Common Units], in

B-1

the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in Schedule I hereto and subject the terms and conditions of the Equity Distribution Agreement incorporated herein as provided in the second immediately preceding paragraph, the Partnership agrees to issue and sell to the Manager, and the Manager agrees to purchase from the Partnership, the Purchased Common Units at the time and place and at the purchase price set forth in Schedule I hereto.

[Remainder of Page Intentionally Blank]

B-2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the BreitBurn Parties.

BREITBURN ENERGY PARTNERS L.P.

By: BreitBurn GP, LLC

its general partner

By: ________________________

Name:

Title:

BREITBURN GP, LLC

By: _______________________

Name:

Title:

Accepted and agreed as of

the date first above written:

[__]

By: ________________________

Name:

Title:

B-3

Schedule I to Terms Agreement

[Price to Public:

USD[__.__] per common unit]

Purchase Price by the Manager:

USD[__.__] per common unit

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Partnership in same day funds.]

Method of Delivery:

[To the Manager’s account, or the account of the Manager’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[_______], 20[__]

Closing Location:

[_______]

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Schedule is annexed):

  the officers’ certificates referred to in Section 5(k);

  the legal opinions referred to in Sections 5(d), 5(e), 5(f) and 5(g);

  the accountants’ “comfort letters” referred to in Section 5(h);

  the reserve engineers’ ”comfort letters” referred to in Section 5(i); and

  such other documents as the Manager shall reasonably request.

[Lockup:

In addition to, and without limiting the generality of, the covenant set forth in Section 3(m) of the Equity Distribution Agreement, [________].]

B-4

EXHIBIT C

Form of Opinion of

Vinson & Elkins L.L.P.

1.             Each of the Partnership, BreitBurn Finance, BMC, the General Partner, OLP GP, the Operating LP, BreitBurn Fulton LLC, BreitBurn Florida LLC, BreitBurn Oklahoma LLC, BreitBurn Transpetco GP LLC, BreitBurn Transpetco LP LLC, Transpetco Pipeline Company, L.P. and BreitBurn Collingwood Utica LLC (the “Delaware Entities”) has been duly formed and is validly existing and is in good standing as a limited partnership, limited liability company or corporation, as applicable, under the Delaware LP Act, the Delaware LLC Act or the Delaware General Corporation Law, as amended (the “DGCL”). Each of the Delaware Entities has full limited liability company, limited partnership or corporate power and authority, as applicable, necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in each of the Registration Statement and the Prospectus. Each of the Delaware Entities is duly qualified to do business and in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each jurisdiction as set forth on Annex 1 to this opinion.

2.             Each of the General Partner and OLP GP has full limited liability company power and authority to act as general partner of the Partnership and the Operating LP, respectively, in all material respects as described in the Registration Statement and the Prospectus.

3.             The General Partner is the sole general partner of the Partnership with a non-economic interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, the Delaware LP Act, the Credit Facility, the GP LLC Agreement or the Partnership Agreement.

4.             The Partnership owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the GP LLC Agreement and is fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, the Delaware LP Act, the Credit Facility, the GP LLC Agreement or the Partnership Agreement.

5.             The Partnership owns a 100% membership interest in BMC; such membership interest has been duly authorized and validly issued in accordance with the BMC LLC

C-1

Agreement and is fully paid (to the extent required by the BMC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, the Credit Facility or the BMC LLC Agreement.

6.             The Partnership owns a 100% membership interest in OLP GP; such membership interest has been duly authorized and validly issued in accordance with the OLP GP Agreement and is fully paid (to the extent required by the OLP GP Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, the Credit Facility or the OLP GP Agreement.

7.             OLP GP is the sole general partner of the Operating LP with a 0.001% general partner interest in the Operating LP; such general partner interest has been duly authorized and validly issued in accordance with the OLP Agreement; and OLP GP owns such general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLP GP as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act, the Credit Facility or the OLP Agreement.

8.             The Partnership owns a 99.999% limited partner interest in the Operating LP; such limited partner interest has been duly authorized and validly issued in accordance with the OLP Agreement and is fully paid (to the extent required by the OLP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act, the Credit Facility or the OLP Agreement.

9.             The Operating LP owns, directly or indirectly, the ownership interests in BreitBurn Fulton LLC, BreitBurn Florida LLC, BreitBurn Oklahoma LLC, BreitBurn Transpetco GP LLC, BreitBurn Transpetco LP LLC, Transpetco Pipeline Company, L.P. and BreitBurn Collingwood Utica LLC as set forth on Annex 2 to this opinion; such ownership interests have been duly authorized and validly issued in accordance with the applicable limited liability company agreement of such entity, as applicable, and are fully paid (to the extent required under the applicable limited liability company agreement or limited partnership

C-2

agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act or by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, as applicable); and the Operating LP owns such ownership interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating LP as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, the applicable limited liability company agreement of such entity, or the Credit Facility.

10.         Upon due action by the Authorized Partnership Representative pursuant to Section 2(a)(i) of the Equity Distribution Agreement and by Halbert S. Washburn in his capacity as the sole member of the Pricing Committee of the Board of Directors of the General Partner in accordance with the Resolutions, the Units to be issued and sold by the Partnership to the Managers and the limited partner interests represented thereby, will have been duly and validly authorized by the Partnership and, when issued and delivered against payment thereof as provided in accordance with this Agreement (or the Terms Agreement in the case of a Principal Transaction) and resolutions adopted by the Board of Directors of the General Partner on January 2, 2014 relating to the authorization of the Registration Statement and the authorization of the issuance and sale of the Units (the “Resolutions”), will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

11.         Except as identified in the Registration Statement or provided for in the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of the Partnership pursuant to the Partnership Agreement or any other agreement or instrument listed on Annex 3 to this opinion. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering, issuance or sale of the Units as contemplated by this Agreement [or any Terms Agreement (collectively, the “Transaction Agreements”)][1] gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than rights which have been waived.

12.         Each of the BreitBurn Parties has all requisite power and authority necessary to enter into the [Equity Distribution Agreement][Transaction Agreements]1, and the Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in the [Equity Distribution Agreement][Transaction Agreements],1 the Partnership Agreement and the Resolutions. [All partnership and limited liability company action, as the case may be, required to be taken by any of the BreitBurn Parties or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units, the consummation of the transactions contemplated by the Transaction Agreements and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in each of the Registration Statement and the Prospectus has been validly taken.]2

1 To be included only when entered into on the applicable Representation Date.

2 To be included only when such actions have been taken as of such applicable Representation Date.

C-3

13.         The [Equity Distribution Agreement][Transaction Agreements]1 have been duly authorized and validly executed and delivered by the BreitBurn Parties.

14.         Upon due action by the Authorized Partnership Representative pursuant to Section 2(a)(i) of the Equity Distribution Agreement and by Halbert S. Washburn in his capacity as the sole member of the Pricing Committee of the Board of Directors of the General Partner in accordance with the Resolutions, none of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of the [Equity Distribution Agreement][Transaction Agreements]1 by the BreitBurn Parties or (iii) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in each of Registration Statement and the Prospectus, (A) conflict with or constitute a violation of the organizational documents of any of the Delaware Entities, (B) constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any document listed on Annex 3 to this opinion, (C) violate the Delaware LP Act, the Delaware LLC Act, or federal law (collectively, the “Included Laws”), or (D) result in the creation or imposition of any Lien upon any property or assets of any of the Delaware Entities, which breach, violation, default or lien, in the case of clauses (B), (C) or (D), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could reasonably be expected to materially impair the ability of any of the BreitBurn Parties to perform their obligations under this Agreement; provided, however, that no opinion as to securities law is expressed in relation to the preceding clause (C).

15.         No consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Delaware Entities or any of their properties or assets is required in connection with the issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Transaction Agreements by the BreitBurn Parties or the application of the proceeds from the sale of the Units as described under the caption “Use of Proceeds” in each of the Registration Statement and the Prospectus, except for such permits, registrations, filings, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion.

16.         The Registration Statement was declared effective on January 22, 2014, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

17.         Each of the Registration Statement and the Prospectus, as of its date and the date hereof, appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations, except that in each case such counsel need express no opinion with respect to the financial statements and the notes and financial schedules thereto and or other financial, reserve or statistical data contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

C-4

18.         The statements made or incorporated by reference in each of the Registration Statement and the Prospectus under the captions “Description of the Common Units,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Considerations,” and “Risk Factors—Tax Risks to Unitholders,” as updated, amended or supplemented by the statements made or incorporated by reference in each of the Registration Statement and the Prospectus, insofar as they purport to constitute summaries of the terms of the Common Units or statutes, rules or regulations, legal and governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such Common Units, statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects. The description of the federal statutes and regulations set forth or incorporated by reference in each of the Registration Statement and the Prospectus under “Business—Environmental Matters and Regulation” and “Business—Other Regulation of the Oil and Gas Industry” fairly describe in all material respects the portions of the federal statutes and regulations addressed thereby.

19.         Each of the Partnership Agreement, the OLP Agreement, the GP LLC Agreement and the OLP GP Agreement has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

20.         The opinion of counsel filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K filed with the Commission on [__], 2014 and incorporated by reference in the Registration Statement is confirmed and the Managers may rely upon such opinion as if it were addressed to them.

21.         None of the Delaware Entities is and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Registration Statement and the Prospectus, none of them will be, as a result thereof, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the BreitBurn Parties and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that its opinion is limited to matters governed by the federal laws of the United States of America, the Delaware LP Act, the Delaware LLC Act and the DGCL, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the BreitBurn Entities, state that such opinions are based upon certificates of

C-5

foreign qualification or registration provided by the Secretary of State of the States listed on Annex 2 hereof (each of which shall be dated as of a date not more than fourteen days prior to the date of such opinion and shall be provided to the Managers) and (v) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the BreitBurn Entities may be subject.

In addition, such counsel shall state that they have participated in conferences with certain officers and other representatives of the BreitBurn Parties, representatives of the independent public accountants and reserve engineers of the Partnership, and with your representatives and counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in clauses (xviii) and (xix) in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(B) the Prospectus, as of its date and as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel expresses no statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial, accounting and reserve information included or incorporated by reference in, or excluded from, the Registration Statement or the Prospectus, and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

C-6

Annex 1

Delaware Entities	Foreign Qualifications
BreitBurn Energy Partners L.P.	California, Florida, Indiana, Kentucky, Michigan, Texas, Wyoming

BreitBurn Finance Corporation	California

BreitBurn Management Company, LLC	California, Colorado, Florida, Indiana, Kentucky, Michigan, New Mexico, Oklahoma, Texas, Wyoming

BreitBurn GP, LLC	California, Florida, Indiana, Kentucky, Michigan, Texas Wyoming

BreitBurn Operating GP, LLC	California, Florida, Indiana, Kentucky, Michigan, Texas, Wyoming

BreitBurn Operating L.P.	California, Colorado, Florida, Indiana, Kentucky, Michigan, New Mexico, Oklahoma, Texas, Utah, Wyoming

BreitBurn Fulton LLC	California

BreitBurn Florida LLC	Florida

BreitBurn Collingwood Utica LLC	Michigan

BreitBurn Oklahoma LLC	Oklahoma, New Mexico

BreitBurn Transpetco GP LLC	New Mexico, Oklahoma, Texas

BreitBurn Transpetco LP LLC	New Mexico, Oklahoma, Texas

Transpetco Pipeline Company, L.P.	New Mexico, Oklahoma, Texas

C-7

Annex 2

Ownership Interest of BreitBurn Operating L.P.	Percentage
BreitBurn Florida LLC	100%

BreitBurn Fulton LLC	100%

BreitBurn Collingwood Utica LLC	100%

BreitBurn Oklahoma LLC	100%

BreitBurn Transpetco GP LLC	100%

BreitBurn Transpetco LP LLC	100%

Transpetco Pipeline Company, L.P.	100%

C-8

Annex 3

1)	Third Amended and Restated Administrative Services Agreement dated May 8, 2012 by and among BreitBurn Energy Partners L.P., BreitBurn GP, LLC, Pacific Coast Energy Company L.P. and BreitBurn Management Company, LLC (as described in the Partnership’s Form 8-K filed on May 9, 2012).

2)	Omnibus Agreement, dated August 26, 2008, by and among BreitBurn Energy Holdings LLC, BEC (GP) LLC, BreitBurn Energy Company L.P., BreitBurn GP, LLC, BreitBurn Management Company, LLC and BreitBurn Energy Partners L.P. (Exhibit 10.2 to Form 8-K filed on September 2, 2008).

3)	First Amendment to Omnibus Agreement, dated as of May 8, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn GP, LLC, BreitBurn Management Company, LLC, Pacific Coast Energy Company L.P., Pacific Coast Energy Holdings LLC and PCEC (GP) (LLC) (as described in the Partnership’s Form 8-K filed on May 9, 2012).

4)	Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank National Association as administrative agent (Exhibit 10.1 to Form 10-Q filed on May 10, 2010).

5)	First Amendment dated September 17, 2010 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.1 to Form 8-K filed on September 23, 2010).

6)	Second Amendment dated May 9, 2011 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.1 to Form 10-Q filed on May 10, 2011).

7)	Third Amendment dated August 3, 2011 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.1 to Form 8-K filed on July 29, 2011).

8)	Indenture, dated as of October 6, 2010, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. Bank National Association (Exhibit 4.1 to the Current Report on Form 8-K filed on October 7, 2010), as supplemented by the First Supplemental Indenture, dated as of August 8, 2013, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. National Bank Association, to the Indenture dated as of October 6, 2010 (Exhibit 4.3 to Form 8-K filed on November 22, 2013).

C-9

9)	Fourth Amendment dated October 5, 2011 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.1 to Form 8-K filed on October 7, 2011).

10)	Indenture, dated as of January 13, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. Bank National Association (Exhibit 4.1 to Form 8-K filed on January 13, 2012), as supplemented by the First Supplemental Indenture, dated as of August 8, 2013, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. National Bank Association (Exhibit 4.2 to Form 8-K filed on November 22, 2013).

11)	Fifth Amendment dated May 25, 2012 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.2 to Form 8-K filed on June 29, 2012).

12)	Sixth Amendment dated October 11, 2012 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.1 to Form 8-K filed on October 16, 2012).

13)	Seventh Amendment dated February 26, 2013 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.1 to Form 10-K filed on February 28, 2013).

14)	Eighth Amendment dated May 22, 2013 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.2 to Form 8-K filed on July 18, 2013).

15)	Ninth Amendment dated July 15, 2013 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.1 to Form 8-K filed on July 18, 2013).

16)	Tenth Amendment dated November 6, 2013 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.1 to Form 8-K filed on July 18, 2013).

17)	Eleventh Amendment dated February 21, 2014 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.1 to Form 8-K filed on July 18, 2013).

C-10

EXHIBIT D

Form of Opinion of

Mika Meyers Becket & Jones PLC

1.                  Each of Mercury Michigan Company, LLC, Beaver Creek Pipeline, L.L.C., Terra Energy Company LLC and Terra Pipeline Company LLC (collectively, the “Michigan Entities”) is validly existing and is in good standing as a limited liability company, under the laws of the state of Michigan. Each of the Michigan Entities has full limited liability company power and authority necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in each of the Registration Statement and the Prospectus. Each of the Michigan Entities is duly qualified to do business and in good standing as a foreign limited liability company in each jurisdiction as set forth on Annex 1 to this opinion.

2.                  The Operating LP owns, directly or indirectly, all of the outstanding membership interests in the Michigan Entities; such membership interests have been duly authorized and validly issued in accordance with the applicable limited liability company agreement of such entity and are fully paid (to the extent required under the applicable limited liability company agreement) and nonassessable (except as such nonassessability may be affected by the laws of the State of Michigan); and the Operating LP owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Registration Statement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Michigan naming the Operating LP as a debtor is on file in the office of the Secretary of State of the State of Michigan or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the laws of the State of Michigan or the Credit Facility.

In rendering such opinion, such counsel may (A) rely in respect of material matters of fact upon certificates of officers and employees of the Michigan Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinions are limited to the laws of the State of Michigan and federal laws, (D) with respect to the opinions expressed in paragraph 1 above as to the due qualification or registration of each of the Michigan Entities as a foreign limited liability company, as the case may be, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the applicable state (each of which will be dated as of a date not more than ten days prior to the date of such opinion and shall be provided to the Managers) and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which the Michigan Entities may be subject.

D-1

Annex 1

Michigan Entities	Jurisdictions of Foreign Qualification
Mercury Michigan Company, LLC	N/A

Beaver Creek Pipeline, L.L.C.	N/A

Terra Energy Company LLC	N/A

Terra Pipeline Company LLC	N/A

D-2

EXHIBIT E

Form of Opinion of

Gregory C. Brown

1.                  None of (i) the offering and sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement or any Terms Agreement (the “Transaction Agreements”) or (iii) the consummation of the transactions contemplated thereby by each of the BreitBurn Parties party thereto and the application of the proceeds from the sale of the Units as described under the caption “Use of Proceeds” in each of the Registration Statement and the Prospectus, by the BreitBurn Parties conflicts with, or, results in a breach, default (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or violation of, or imposition of any Lien upon any property or assets of the BreitBurn Entities pursuant to (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to me (excluding any agreements or instruments listed on Annex 3 to Exhibit C of this Agreement) to which any of the BreitBurn Entities is a party or by which any of them or any of their properties may be bound, or (ii) any order, judgment, decree or injunction known to me of any court or governmental agency or body to which any of the BreitBurn Entities or any of their properties is subject, which conflict, breach, default, violation or lien could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could reasonably be expected to materially impair the ability of any of the BreitBurn Parties to perform their obligations under the Transaction Agreements.

2.                  Such counsel knows of no material legal or governmental actions, suits or proceedings pending or threatened against any of the BreitBurn Entities that would be required to be described in a registration statement filed under the Securities Act, except as set forth in the Registration Statement and the Prospectus. To such counsel’s knowledge, other than as set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the BreitBurn Entities are a party or of which any property of the BreitBurn Entities is the subject which are likely to result in, individually or in the aggregate, a Material Adverse Effect. Other than as set forth in the Registration Statement and the Prospectus, to such counsel’s knowledge, no such proceedings have been overtly threatened in writing by governmental authorities or by others, which have not been resolved.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of BreitBurn Entities and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws and the laws of the State of California and (D) with respect to the opinions expressed above, state that his opinion is limited to and based upon the pleadings of which he is aware, filed as of the date of such opinion, in pending actions, suits or proceedings against or affecting the BreitBurn Entities or any of their respective properties.

E-1

In addition, such counsel shall state that they have participated in conferences with certain officers and other representatives of the BreitBurn Parties, representatives of the independent public accountants and reserve engineers of the Partnership and with your representatives and counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that have caused such counsel to believe that:

(A) the Registration Statement, as of the latest Effective Date, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or

(B) the Prospectus, as of its date and as of the date of the opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel expresses no statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial, accounting and reserve information included or incorporated by reference in, or excluded from, the Registration Statement or the Prospectus, and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

E-2